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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                             ---------------------------

                                     FORM 8-A




                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                           PURSUANT TO SECTION 12(b) OR (g)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------------



                   UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
               DELAWARE                                              75-2749762
(STATE OF INCORPORATION OR ORGANIZATION)               (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


           17103 PRESTON ROAD,                                          75248
            SUITE 200 NORTH                                           (ZIP CODE)
            DALLAS, TEXAS
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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         Securities to be registered Pursuant to Section 12(b) of the Act: NONE

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instructions A.(c), check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

         Securities Act registration statement file number to which this form relates: 333-55442

         Securities to be registered pursuant to Section 12(g) of the Act:


                      COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                   (TITLE OF CLASS)








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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For information with respect to the common stock, par value $0.01 per share (the "Common Stock"), of United Surgical Partners International, Inc., a Delaware corporation (the "Company"), see the information under the caption "Description of Capital Stock" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, on February 12, 2001, as such Registration Statement may be amended from time to time. The prospectus is deemed to be incorporated herein by reference.
The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the Nasdaq National Market.

Item 2.     EXHIBITS

       3.1*     Second Amended and Restated Certificate of Incorporation

       3.2*     Amended and Restated Bylaws

       4.1+     Form of Common Stock Certificate



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*      Incorporated by reference to the Exhibits of the same number included in the Registrant's Registration Statement on Form S-1 (File No. 333-55442).

+      Filed herewith.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  UNITED SURGICAL PARTNERS
                                                  INTERNATIONAL, INC.



Date:  June 4, 2001                               By: /s/ William H. Wilcox
                                                     ---------------------------
                                                  Name: William H. Wilcox
                                                       -------------------------
                                                  Title: President
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